SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”) is made as of December 22nd, 2015 (the “Effective Date”) by and between American Compass Inc., a California corporation (“Seller”), and Ford Cheer International Limited, a company organized and existing under the laws of British Virgin Islands (“Purchaser”).

RECITALS

WHEREAS, Seller desires to sell Three Thousand Six hundred and Eighty-Three (3,683) (“Shares”) of the Series B Convertible Preferred Stock (“Series B Stock”) of HK Graphene Technology Corporation, a Nevada corporation (the “Company”), for a purchase price of Three Hundred Thirty-Six Thousand Six Hundred and Sixty-Seven United States Dollars (USD $336,667); and

WHEREAS, Purchaser desires to purchase and Seller desires to sell the Shares on the terms and conditions described herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, Seller and Purchaser, intending to be legally bound, hereby severally and not jointly agree as follows:

1.

PURCHASE OF SHARES.  Subject to the terms of this Agreement, at the Closing (as defined below) Seller agrees to issue and sell to Purchaser, and Purchaser agrees to purchase from Seller, Three Thousand Six hundred and Eighty-Three (3,683) shares of the Series B Stock of the Company, for an aggregate purchase price of Three Hundred Thirty-Six Thousand Six Hundred and Sixty-Seven United States Dollars (USD $336,667) (the “Purchase Price”).

2.

THE CLOSING

2.1

Closing Date.  The closing of the sale and purchase of the Shares (the “Closing”) shall be held within thirty business days of the Effective Date.

2.2

Delivery.  At the Closing, (i) Purchaser will deliver to Seller wire transfer funds in the amount equal to the Purchase Price; and (ii) Seller will deliver to Purchaser a certificate or certificates representing the Shares, which shall be registered in the name of Purchaser or such other name as shall be designated by Purchaser.

3.

REPRESENTATIONS AND WARRANTIES OF SELLER.  Seller hereby represents and warrants to Purchaser at the Closing, as of the date of such Closing, as follows:

3.1

Seller has the full right, title and interest in the Shares and that the Shares are not subject to any lien, pledge or other encumbrances.

3.2

There are no restrictions on the transfer of the Shares.

3.3

Seller has sought and is advised and represented by legal counsel in the subject matter hereof.

4.

REPRESENTATIONS AND WARRANTIES OF PURCHASER

4.1

Purchaser recognizes that the purchase of the Shares involves a high degree of risk including, but not limited to, the following: (i) an investment in the Company is highly speculative, and only investors who can afford the loss of their entire investment should consider investing in the Company and the Shares; (ii) Purchaser may not be able to liquidate its investment; (iii) transferability of the Shares is extremely limited; (iv) in the event of a disposition of the Shares, Purchaser could sustain the loss of its entire investment, and (v) the Company has not paid any dividends since inception and does not anticipate the payment of dividends in the foreseeable future.

4.2

Purchaser hereby acknowledges and represents that Purchaser has prior investment experience, including investment in securities that are not listed, are unregistered and are not traded on any stock exchange or an automated quotation system.

4.3

Purchaser hereby acknowledges receipt and careful review of this Agreement and hereby represents that Purchaser has been furnished by Seller during the course of this transaction with all information regarding the Company and the Shares that Purchaser has requested or desired to know, has been afforded the opportunity to ask questions of, and to receive answers from, duly authorized officers or other representatives of Seller concerning the terms and conditions of the Shares and the affairs of the Company and has received any additional information which Purchaser has requested. In evaluating the suitability of this investment in the Company, Purchaser has not relied upon any representations or other information (whether oral or written) other than as set forth in this Agreement.

4.4

To the extent Purchaser has deemed necessary, Purchaser has retained, at the sole expense of Purchaser, and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and its purchase of the Shares hereunder.

4.5

Purchaser represents that no Shares were offered or sold to it by means of any form of general solicitation or general advertising, and in connection therewith Purchaser did not (A) receive or review any advertisement, article, notice or other communication published in a newspaper or magazine or similar media or broadcast over television or radio, whether closed circuit or generally available; or (B) attend any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

4.6

Purchaser hereby represents that such Purchaser either by reason of Purchaser’s business or financial experience, or the business or financial experience of Purchaser’s professional advisors (who are unaffiliated with and who are not compensated by Seller or any affiliate or selling agent of Seller, directly or indirectly), has the capacity to protect such Purchaser’s interests in connection with the transaction contemplated hereby and to adequately evaluate the risks and merits of the investment in the Shares.

4.7

Purchaser is able to bear the substantial economic risks of an investment in Seller and could afford a complete loss of such investment.  Purchaser’s overall commitment to investments which are not readily marketable is not disproportionate to Purchaser’s net worth and Purchaser’s investment in Seller will not cause such overall commitment to become excessive.  Purchaser has adequate net worth and means of providing for current needs and personal contingencies to sustain a complete loss of Purchaser’s investment in the Company, and Purchaser has no need for liquidity in this investment.

4.8

Purchaser hereby acknowledges that the Shares have not been reviewed by the Securities Exchange Commission or any state regulatory authority, and that the sale of the Shares is intended to be exempt from the registration requirements of Section 8 of the Securities Act based in part upon Purchaser’s representations and agreements contained in this Agreement.  Purchaser agrees that it shall not sell or otherwise transfer the Shares unless they are registered under the Securities Act and applicable state securities laws or unless and until the Company receives an opinion of counsel satisfactory to Seller that an exemption from such registration is available.  Purchaser acknowledges that no federal or state agency has made any determination as to the fairness of the offering of the Shares, or any recommendation or endorsement of the Shares.

4.9

Purchaser understands that the Shares have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act which depends, in part, upon Purchaser’s investment intention.  In this connection, Purchaser hereby represents that Purchaser is purchasing the Shares for Purchaser’s own account for investment and not with a view toward the resale or distribution to others.  If other than a natural person, Purchaser was not formed for the purpose of purchasing the Shares.

4.10

Purchaser understands that the Shares or the Common Shares they are convertible into may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Shares or an available exemption from registration under the Securities Act, the Shares must be held indefinitely.  In particular, Purchaser is aware that the Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of such rule are met.

4.11

Purchaser acknowledges that except as set forth in Section 3 of this Agreement, Seller has made no representations with respect to registration of the Shares, that no such registration is contemplated in the foreseeable future, that there can be no assurance that there will be any market for the Shares in the future, and that, as a result, Purchaser must be prepared to bear the economic risk of his or her entire investment for an indefinite period of time.

4.12

Purchaser consents to the placement of a legend on any certificate or other document evidencing the Shares that such Shares have not been registered under the Securities Act or any state securities or “blue sky” laws and setting forth or referring to the restrictions on transferability and sale thereof contained in this Agreement.  Purchaser is aware that the Company will make a notation in its appropriate records with respect to the restrictions on the transferability of such Shares.

4.13

Purchaser represents that Purchaser has full power and authority to execute and deliver this Agreement and to purchase the Shares.  This Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

4.14

Purchaser acknowledges that at such time, if ever, as the Shares are registered under the Securities Act, sales of the Shares will continue to be subject to state securities laws.

4.15

Purchaser represents and warrants that such Purchaser has not engaged, consented to nor authorized any broker, finder or intermediary to act on such Purchaser’s behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement. Purchaser shall indemnify and hold harmless Seller from and against all fees, commissions or other payments owing to any such person or firm acting on behalf of such Purchaser hereunder.

4.16

Purchaser shall be the beneficial owner of the Shares.

4.17

If this Agreement is executed and delivered on behalf of a partnership, trust, corporation or other entity, Purchaser has been duly authorized to execute and deliver this Agreement and all other documents and instruments executed and delivered on behalf of such entity in connection with this investment in Seller.

4.18

The foregoing representations and warranties are true as of the date of this Agreement and shall be true as of the date each Closing.  If, in any respect, such representations and warranties shall not be true on or prior to such dates, Purchaser will give prompt written notice of such fact to Seller.

5.

“MARKET STAND-OFF” AGREEMENT

5.1

Purchaser agrees that, if Purchaser is requested by the Company or an underwriter (an “Underwriter”) of shares of Seller’s Series B Stock or other securities of Seller, Purchaser will not sell, assign or otherwise transfer or dispose of any Common Stock or other securities of Seller held by it or under its control for a specified period of time (not to exceed 180 days) following the effective date of a registration statement filed by Seller under the Securities Act in connection with such underwritten offering; provided that all other shareholders of the Company agrees to substantially similar terms restricting the sale, assignment or other transfer or disposition of any of any securities of Seller securities of Seller.  Although the provisions of this Section shall be binding upon Purchaser and its successors and assigns without the execution of any further agreements or documents memorializing this obligation, if the Company or an Underwriter so requests Purchaser will execute such further agreements and documents as are requested to further memorialize this obligation.  Any such further agreements or documents shall be in a form satisfactory to the Company and the Underwriter.  The Company may impose stop-transfer instructions with respect to the shares of Common Stock or other securities subject to the foregoing restriction until the end of the specified period.

6.

MISCELLANEOUS

6.1

Notice.  Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by overnight delivery by reputable international courier (i.e., DHL or Federal Express) with delivery confirmation or delivered by hand against written receipt therefor, if to Purchaser addressed to 800 E. Colorado Blvd., Suite 888, Pasadena, CA 91101 Attn: Chief Executive Officer, or such other address as has been provided to Purchaser by Seller in writing, and if to Seller at Seller’s address stated on the signature page of this Agreement, or such other address as has been provided to Seller by Purchaser in writing.  Notices shall be deemed to have been given or delivered on the date delivery is confirmed, except notices of change of address, which shall be deemed to have been given or delivered when received.

6.2

Amendment.  This Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

6.3

Successors and Assigns; Entire Agreement.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.  Any such transferee or assignee of Purchaser will be bound by this Agreement and shall explicitly assume any obligations of Purchaser under this Agreement in a writing delivered to the Company.  This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merge and supersede all prior discussions, agreements and understandings of any and every nature among them.

6.4

Waiver.  A waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by the same party.

6.5

Further Assurances.  The parties shall execute and deliver all such further documents, agreements and instruments and shall take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

6.6

Counterparts.  This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.  Executed facsimile or other electronic signature pages (e.g., portable document format) to this Agreement shall be considered originals.

6.7

Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without regard to principles of conflicts or choice of law.

6.8

Expenses.  Purchaser will pay such Purchaser’s own expenses in connection with the transactions contemplated hereby, whether or not such transactions are consummated.

6.9

Survival.  The representations, warranties and covenants of Purchaser contained herein shall survive the closing of the purchase and sale of the Shares and any transfer or disposition of the Shares.

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IN WITNESS WHEREOF, the parties have executed this SECURITIES PURCHASE AGREEMENT as of the date first written above.

SELLER: AMERICAN COMPASS, INC. _______________________________________________ Name: Jimmy Wang Title: Manager Address: 800 E Colorado Blvd., Suite 888 Pasadena, CA 91101 United States

COMPANY:

FORD CHEER INTERNATIONAL

By: ___________________________________________

Name: Huang Hua

Jianguo Xu

Title: Manager

Address:

Portcullis TrustNet Chambers

P.O. Box 3444, Road Town, Tortola

British Virgin Islands

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